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As filed with the Securities and Exchange Commission on November 1, 2005

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COLD SPRING CAPITAL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	75-3192592

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
51 LOCUST AVENUE, SUITE 302 NEW CANAAN, CONNECTICUT	06840

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-125873 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered

Units	American Stock Exchange
Common Stock, $0.001 par value	American Stock Exchange
Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information required by this item is contained under the heading Description of Securities in the registration statement to which this Form 8-A relates (File No. 333-125873). This information is incorporated herein by reference.

ITEM 2. INDEX TO EXHIBITS.

EXHIBIT NO.	DESCRIPTION
3.1	Amended and Restated Certificate of Incorporation.**
3.2	Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
4.5	Form of Unit Purchase Option.**

*
Incorporated by reference from Amendment Number 1 to the Company's Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on August 16, 2005.

**
Incorporated by reference from Amendment Number 2 to the Company's Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on October 19, 2005.

[Remainder of Page Intentionally Left Blank]

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 1, 2005	COLD SPRING CAPITAL INC.
	By:	/s/ JOSEPH S. WEINGARTEN Name: Joseph S. Weingarten Title: President and Treasurer

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SIGNATURE